Exhibit 10.37

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK
OF
TEKOIL & GAS CORPORATION

This Warrant is issued to Goldman, Sachs & Co., or its registered assigns (the “Holder”), by TEKOIL & GAS CORPORATION, a Delaware corporation (the “Company”), on May 11, 2007 (the “Warrant Issue Date”). This Warrant is issued pursuant to the terms of a certain Credit and Guaranty Agreement dated of even date herewith (the “Credit Agreement”) in connection with a credit facility in favor of a subsidiary of the Company provided by an affiliate of the Holder. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Credit Agreement.

1. Number of Shares Subject to Warrant; Definition of Certain Terms. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company, at a price per share equal to the Exercise Price (as defined in Section 2 below), the Warrant Shares.

For purposes of this Warrant:

(A) “Common Stock” shall mean the Company’s common stock, $0.000001 par value, and shall include: (i) in case of any reorganization, reclassification, consolidation, merger, distribution, securities exchange or sale or conveyance of assets, the securities or other property into or for which shares of such common stock are converted or exchanged, and (ii) any other securities or other property into or for which shares of such common stock may be converted or exchanged.

(B) “Convertible Securities” shall mean evidences of indebtedness, shares of stock, interests or other securities (other than Options) that are convertible into or exercisable or exchangeable for, with or without payment of additional consideration, Common Stock, either immediately or upon a specified date or the happening of a specified event.

(C) “Fair Market Value” of securities or other property shall mean (i) in the case of securities that are traded on a national securities exchange, an amount per share equal to the average of the high and low reported sale prices per share of such securities on the principal national securities exchange on which such securities are traded, on each trading day in the seven-day period immediately prior to the date as of which Fair Market Value is being determined or (ii) in the case of all securities or property not covered by clause (i) above, the fair market value of such securities or other property determined by the Board of Directors of the Company in good faith, unless the Holder requests that an independent appraisal of such securities or other property be obtained, in which case the fair market value shall be determined by a qualified, nationally recognized, independent appraiser (the “Appraiser) selected by the Company and acceptable to the Holder (such approval by the Holder not to be unreasonably withheld or delayed) experienced in appraising securities or other property similar to that with respect to which the Fair Market Value is to be determined. The Company shall make available all information reasonably necessary to allow the Appraiser to perform the appraisal and shall instruct the Appraiser to use commercially reasonable efforts to complete the appraisal and to provide the Company and the Holder a written determination of the Fair Market Value within twenty (20) days of the date as of which Fair Market Value is to be determined hereunder. All fees and expenses of the Appraiser will be borne by the Company; provided, however, that if the fair market value of such securities of other property as determined by the Appraiser is not more than 10% more or less than the fair market value determined by the Company’s Board of Directors, then the fees and expenses of the Appraiser will be borne by the Holder (or reimbursed to the Company by the Holder to the extent previously paid by the Company).

(C) “Fully Diluted Basis” means that all outstanding Options and Convertible Securities have been treated for computation purposes as if they have been exercised, converted or exchanged for or into the maximum number of shares of Common Stock for which or into which such Options and Convertible Securities may be exercised, converted or exchanged as of the time of such computation.

(D) “Options” shall mean any options, warrants or other rights to subscribe for or to purchase Common Stock or Convertible Securities.

(E) “Warrant Shares” shall mean 900,000 shares of Common Stock, subject to adjustment as described in Section 7 below.

2. Exercise Price. The per share purchase price for the Warrant Shares shall be $0.50 (the “Exercise Price”). The Exercise Price shall be subject to adjustment pursuant to Section 7 hereof.

3. Exercise Period. Except as otherwise provided for herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time from and after the date hereof and before or on May 11, 2012 (the “Expiration Date”). After the Expiration Date, this Warrant shall be void and of no further force and effect, except as provided in Section 13 hereof. Whether or not surrendered to the Company by the Holder, this Warrant shall be deemed canceled upon the expiration hereof.

4. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 3 hereof, the purchase rights hereby represented may be exercised in whole or in part, at the election of the Holder, by the tender of the Notice of Exercise in substantially the form attached hereto as Exhibit A and the surrender of this Warrant at the principal office of the Company and by the payment to the Company in cash, by check, cancellation of indebtedness or other form of payment acceptable to the Company, of an amount equal to the then applicable Exercise Price multiplied by the number of shares of Common Stock then being purchased.

(b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for payment of the aggregate Exercise Price as provided above, the Holder may elect a net issue exercise of this Warrant (or portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the duly executed Notice of Exercise, in which event the Company shall issue to the Holder, without payment of any additional consideration therefore, a number of shares of Common Stock computed in accordance with the following formula:

X = Y ((A - B) / A)

WHERE:

X = the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4(b), rounded to the nearest whole number of shares;

Y = the number of shares of Common Stock with respect to which this Warrant is being exercised;

A = the Fair Market Value of one share of Common Stock (at the date of such calculation); and

B = the Exercise Price.

(c)  If this Warrant is exercised only in part, the Company shall, upon surrender of this Warrant, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares issuable hereunder and otherwise identical to this Warrant.

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of shares of Common Stock so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, as applicable).

6. Issuance of Shares. The Company hereby covenants that it will, at all times while this Warrant remains outstanding, have authorized and duly and validly reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of this Warrant in full. The Company represents, warrants and covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Company shall not take any action that would cause the Exercise Price to be less than the par value of the Common Stock. The Warrant Shares issued hereunder shall have the same rights and obligations pertaining to the other shares of Common Stock issued previously or hereafter by the Company.

7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the exercise in full or expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional Common Stock as a dividend with respect to any of its Common Stock, the number of Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate Exercise Price payable hereunder for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization, Merger, Consolidation, Etc.. In the event of any corporate reclassification, capital reorganization, merger, consolidation, sale or conveyance by the Company of all or substantially all of its assets or property to another person, spin-off or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or dividend provided for in Section 7(a) above), then, as a condition of such event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities and property receivable in connection with such event by a holder of the same number of shares for which this Warrant could have been exercised immediately prior to such event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price, provided that the aggregate exercise price payable hereunder for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same.

(c) Issuance of Additional Shares of Common Stock.

(i) General. If, at any time after the date of this Warrant, the Company shall issue or sell (or, in accordance with subsection (c)(ii) of this Section 7, shall be deemed to have issued or sold) any shares of Common Stock (other than any issuance for which an adjustment is made pursuant to subsection (a), (b) or (d) of this Section 7) without consideration or for a consideration per share of Common Stock less than the Exercise Price determined immediately before the date of such issuance or sale, then, effective immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price shall be reduced to a price determined in accordance with the following formula:

EP2 = EP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1) “EP2” shall mean the Exercise Price in effect immediately after such issuance or sale of shares of Common Stock;

(2) “EP1” shall mean the Exercise Price in effect immediately prior to such issuance or sale of shares of Common Stock;

(3) “A” shall mean the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance or sale of shares of Common Stock;

(4) “B” shall mean the number of shares of Common Stock that would have been issued (or deemed issued) if such shares of Common Stock had been issued (or deemed issued) at a price per share equal to EP1 (determined by dividing the aggregate consideration received or deemed received by the Company in respect of such issue by EP1); and

(5) “C” shall mean the number of shares of Common Stock issued (or deemed issued) in such transaction.

(ii) Issuance of Options or Convertible Securities. The issuance or sale of Options or Convertible Securities shall be deemed, in accordance with this subsection (c)(ii), to be the issuance of shares of Common Stock.

(1) Issuance of Options. If the Company in any manner issues or grants any Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options) shall be deemed, for purposes of subsection (c)(i) of this Section 7, to be outstanding and to have been issued and sold by the Company on the date of issuance or grant of such Options. For purposes of subsection (c)(i) of this Section 7, the shares of Common Stock issuable upon exercise of Options or upon conversion or exchange of Convertible Securities issuable upon exercise of Options for Convertible Securities shall be deemed to have been issued and sold at a price per share equal to (A) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Options plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options plus (z) in the case of such Options for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon issuance or sale of such Convertible Securities and the conversion or exchange thereof divided by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

(2) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed, for purposes of subsection (c)(i) of this Section 7, to be outstanding and to have been issued and sold by the Company on the date of issuance or sale of such Convertible Securities. For purposes of subsection (c)(i) of this Section 7, the shares of Common Stock issuable upon conversion or exchange of Convertible Securities shall be deemed to have been issued and sold at a price per share equal to (A) the sum of (x) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof divided by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

(3) Superseding Adjustment. To the extent any Warrants have not been exercised, if at any time after any adjustment of the Exercise Price shall have been made pursuant to subsection (c)(i) of this Section 7 as a result of the issuance of Options or Convertible Securities, or after any new adjustment of the Exercise Price shall have been made pursuant to this paragraph (3) (each of the foregoing, a “previous adjustment”):

a. such Options or the right of conversion or exchange of such Convertible Securities shall expire, or be terminated or surrendered, and all or a portion of such Options or the right of conversion or exchange with respect to all or a portion of such Convertible Securities, as the case may be, shall not have been exercised or treated as having been exercised or otherwise canceled or acquired by the Company in connection with any settlement, including any cash settlement, of such Options or the rights of conversion or exchange of such Convertible Securities;

b. there has been any change in the number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (including as a result of a change in the number of Convertible Securities issuable upon the exercise of such Options or the operation of antidilution provisions applicable thereto); or

c. the consideration per share of Common Stock for which shares of Common Stock are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities shall be changed;

then the previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued and that gave rise to the previous adjustment shall no longer be deemed to have been issued. Thereupon, a recomputation shall be made of the adjustment pursuant to this subsection (c)(ii), if any, of the Exercise Price as a consequence of such Options or Convertible Securities on the basis of:

d. treating the number of shares of Common Stock, if, any, theretofore actually issued or issuable pursuant to the previous exercise of such Options or such right of conversion or exchange (including Options or rights treated as exercised, otherwise cancelled or acquired in connection with any settlement), as having been issued on the date or dates of such issuance as determined for purposes of the previous adjustment and for the total amount of consideration actually received and receivable therefor (determined in the manner described in Section (c)(ii)(1) or (2), as the case may be);

e. treating the maximum number of shares of Common Stock (1) issuable upon the exercise (or upon the conversion or exchange of Convertible Securities issuable upon the exercise) of all Options which then remain outstanding and (2) issuable upon the conversion or exchange of all Convertible Securities which then remain outstanding, as having been issued; and

f. making the computations called for in subsection (c)(i) of this Section 7 on the basis of the revised terms of such outstanding Options or Convertible Securities, as the case may be, as if they were newly issued at the time of such revision.

Any such adjustment of the Exercise Price resulting from such recomputation shall supersede the previous adjustment.

(4) No Further Adjustments. Any adjustment of the Exercise Price to be made pursuant to this subsection (c) with respect to the issuance of (A) any Options (whether for shares of Common Stock or Convertible Securities), (B) any Convertible Securities issuable upon the exercise of such Options or (C) any shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be made effective upon the issuance of such Options. Any adjustment of the Exercise Price to be made pursuant to this subsection (c) with respect to the issuance of (x) any Convertible Securities (other than Convertible Securities issuable upon the exercise of Options) or (y) any shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be made effective upon the issuance of such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of shares of Common Stock or of Convertible Securities upon the exercise of such Options or upon the actual issuance of shares of Common Stock upon conversion or exchange of such Convertible Securities.

(d) Other Actions Affecting the Common Stock.

(i) Equitable Equivalent. If at any time or from time to time the Company shall take any action affecting its Common Stock, other than any action of a type otherwise described in this Section 7 (whether or not such action of a type otherwise described in this Section 7 results in an adjustment to this Warrant), then the number of Warrant Shares and the Exercise Price shall be adjusted to such extent, if any, and in such manner and at such time, as the Board of Directors of the Company shall in good faith determine to be equitable in the circumstances, provided that no such adjustment shall decrease the number of Warrant Shares and provided, further, that no adjustment shall be required for any cash dividends paid out of retained earnings.

(ii) No Avoidance. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company shall at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all reasonable action in order to protect the exercise rights of the Holder against impairment.

(e) Miscellaneous.

(i) Calculation of Consideration Received. If any shares of Common Stock, Options, Convertible Securities or other securities of the Company are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received or deemed received by the Company therefor. If any shares of Common Stock, Options, Convertible Securities or other securities of the Company are issued or sold or deemed to have been issued or sold for consideration other than cash, then the amount of the consideration other than cash received or deemed received by the Company shall be the Fair Market Value of such consideration, as of the date of receipt or deemed receipt.

(ii) Treasury Stock. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any shares of Common Stock so owned or held shall be considered an issuance of shares of Common Stock.

(iii) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If the Company shall take any such record of the holders of its shares of Common Stock and shall, thereafter and before the taking of the action for which such record was taken, legally abandons its plan to take such action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(iv) Notice; Adjustment Rules. Whenever the Exercise Price and the number of Warrant Shares shall be adjusted as provided in this Section 7, the Company shall provide to the Holder a statement, signed by a duly elected executive officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of Warrant Shares applicable to this Warrant after giving effect to such adjustment. All calculations under this Section 7 shall be made to the nearest one hundredth of a cent ($.0001) or to the nearest full share of Common Stock, as the case may be. Adjustments pursuant to this Section 7 shall apply to successive events or transactions of the types covered hereby. Notwithstanding any other provision of this Section 7, no adjustment shall be made to the number of Warrant Shares or to the Exercise Price if such adjustment represents less than one percent (1%) of the number of Warrant Shares or less than one percent (1%) of the Exercise Price immediately prior to such adjustment, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one percent (1%) or more of the number of Warrant Shares or the Exercise Price.

(v) Certain Adjustments. The Company may make such reductions in the Exercise Price or increases in the number of Warrant Shares, in addition to those adjustments required by this Section 7, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of shares of Common Stock, or any issuance wholly for cash of any shares of Common Stock, or any issuance wholly for cash of Options or Convertible Securities, or any dividend, or any issuance of Options hereafter made by the Company to the holders of its shares of Common Stock shall not be taxable to such holders.

(vi) Excluded Issuances. Notwithstanding any other provision of this Section 7, no adjustment shall be made pursuant to subsection (c) or (d) of this Section 7, nor shall Section 14 apply, in respect of (i) the issuance from time to time of shares of Common Stock upon the exercise of this Warrant, (ii) securities issued upon exercise, conversion or exchange of any Options, Convertible Securities or other rights, warrants, commitments or claims, provided that the foregoing are issued and outstanding on the date hereof, are listed on Schedule I hereto and have not been amended, modified or restated after the date hereof, (iii) any issuance of shares of restricted stock or options to purchase shares of Common Stock to employees, officers or directors of the Company pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors of the Company, in good faith, or (iv) any issuance of Common Stock or Common Stock equivalent to licensors, customers, lessors, consultants, suppliers, lenders or vendors of the Company in connection with a bona fide transaction of the Company approved by the Board of Directors; provided, however, that the aggregate number of shares issued pursuant to clauses (iii) and (iv) (including, without limitation, shares subject to such options or Common Stock equivalents), does not exceed an aggregate of 15% of the shares of Common Stock outstanding on a fully diluted basis (subject to adjustment in the event of stock splits, combinations or similar occurrences after the date hereof).

8. Notice of Certain Actions. In the event that the Company (or its Board of Directors):

(a) shall authorize issuance to all holders of shares of Common Stock of rights or warrants to subscribe for or purchase any equity interest in the Company or of any Options or Convertible Securities; or

(b) shall authorize any distribution to holders of shares of Common Stock or any equity interest in the Company, whether in the form of cash, property, assets, evidences of indebtedness, or other consideration; or

(c) becomes a party to any consolidation or merger for which approval of any equity owners of the Company will be required, or to a conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the shares of Common Stock or any equity interests of the Company; or

(d) commences a voluntary or involuntary dissolution, liquidation or winding up; or

(e) takes any other action that would require an adjustment pursuant to Section 7;

then the Company shall provide a written notice to the Holder stating (i) the date as of which the holders of record of shares of Common Stock or other equity interests of the Company to be entitled to receive any such rights, equity or distribution are to be determined, (ii) if applicable, the material terms of any such consolidation or merger and the expected effective date thereof, or (iii) if applicable, the material terms of any such conveyance, transfer, dissolution, liquidation or winding up, the date it is expected to become effective, and the date as of which it is expected that holders of record will be entitled to exchange their shares of Common Stock or other equity interests of the Company for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation, or winding up. Such notice shall be given not later than twenty business days prior to the effective date (or the applicable record date, if earlier) of such event. The failure to give the notice required by this Section 8 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

9. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other entity unless the successor entity expressly assumes, by supplemental agreement reasonably satisfactory in form and substance to each Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

10. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the shares of Common Stock issuable upon exercise of this Warrant, including (without limitation) the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not, by reason of being the Holder, be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder or its affiliates to be provided the notices required under this Warrant or the Credit Agreement.

11. Compliance With Securities Act; Transferability of Warrant or Shares.

(a) Compliance With Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the Securities Act, or any applicable state securities laws. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM, AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THAT EFFECT. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.”

(b) Transferability. Subject to compliance with applicable federal and state securities laws and subject to Section 14(h) hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as Exhibit B, to the Company at the address set forth in Section 17 hereof, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial or complete transfer, the Company shall issue to the Holders one or more appropriate new warrants that are identical to this Warrant except as to the number of shares of Common Stock issuable upon exercise thereof (if such transfer is a partial transfer) and except that any such warrant issued to a Holder other than Goldman, Sachs & Co. shall not include Section 14 hereof or any references thereto.

12. Restricted Securities. The Holder understands that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for herein and in the Credit Agreement is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Holder set forth herein. The Holder represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant and the business of the Company, and to obtain additional information to such Holder’s satisfaction. The Holder further represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act, as presently in effect. The Holder further represents that this Warrant is being acquired for the account of the Holder for investment only and not with a present view to, or with any present intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, other than pursuant to the terms of a certain Registration Rights Agreement of even date herewith between Holder and the Company (the “Registration Rights Agreement”) relating to the shares of Common Stock issuable upon exercise of this Warrant.

13. Representations and Warranties of the Company. The Company represents and warrants to the Holder that, as of the Warrant Issue Date:

(a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, par value $0.000001 per share and (ii) 20,000,000 shares of preferred stock, par value $0.00000001 per share.

(b) The issued and outstanding shares of capital stock of the Company consist of (i) 38,546,175 shares of Common Stock and (ii) 2,892,000 shares of Series A Convertible Preferred Stock; no shares of capital stock of the Company are held as treasury shares.

(c) Except as set forth on Schedule I hereto, there are no outstanding Options, Convertible Securities or other rights, options, warrants, commitments, claims, contracts, understandings or arrangements pursuant to which the Company may be required to issue any additional shares of Common Stock or any Options or Convertible Securities at a price per share of Common Stock less than the Exercise Price.

The foregoing representations and warranties shall survive the exercise of this Warrant.

14. Participation in Future Equity Financings.

(a) Until the last to occur of the Maturity Date or the date the Loans are repaid in full, in the event that the Company proposes to engage in any financing transaction involving the issuance of equity securities of the Company (an “Equity Financing Transaction”), then Goldman, Sachs & Co. or one or more of its Affiliates shall be entitled to participate in such Equity Financing Transaction in accordance with the following provisions of this Section 14.

(b) Except in the circumstances contemplated by paragraph (d) below, at least 30 Business Days prior to the consummation of an Equity Financing Transaction, the Company shall provide written notice (the “Financing Notice”) to Goldman, Sachs & Co. of the proposed Equity Financing Transaction, which notice shall specify all material terms of such proposed Equity Financing Transaction that are then available and shall include copies of any and all documents, whether in draft or final form, relating to such Equity Financing Transaction that are then available. Thereafter, the Company shall provide to Goldman, Sachs & Co., as soon as practicable after it becomes available, any and all additional or changed information regarding the terms of the Equity Financing Transaction and any additional or changed draft or final documentation relating to the Equity Financing Transaction.

(c) Goldman, Sachs & Co. or one or more of its Affiliates shall, to the extent Goldman, Sachs & Co. or such Affiliate determines that it may participate in such financing in accordance with applicable Laws and internal policies, have the right, exercisable by written notice (the “Participation Notice”) to the Company given within 10 Business Days after the giving of the Financing Notice, to participate in the Equity Financing Transaction described in the Financing Notice by purchasing up to 25% of the equity securities of the Company being sold in such Equity Financing Transaction on the same terms as the other purchasers of equity securities of the Company in such Equity Financing Transaction. Such Participation Notice shall specify the percentage of the equity securities to be sold that Goldman, Sachs & Co. or such Affiliate desires to purchase, subject to the immediately preceding sentence. In the event that none of Goldman, Sachs & Co. and its Affiliates gives a Participation Notice prior to the expiration of such 10 Business Day period, no such Person shall have any right to participate in the Equity Financing Transaction described in the Financing Notice.

(d) In the event that the Company’s Board of Directors or any of its authorized executive officers determines in good faith that it is not practicable to deliver the Financing Notice at least 30 Business Days in advance of the consummation of an Equity Financing Transaction, then the Company need not provide the Financing Notice at such time, but instead shall provide the Financing Notice as soon as practicable and in any event no later than the first Business Day after the consummation of the Equity Financing Transaction. In such event, Goldman, Sachs & Co. or one or more of its Affiliates shall have the rights specified in paragraph (c) to participate in the Equity Financing Transaction described in the Financing Notice, provided that if the Participation Notice is given after the consummation of such Equity Financing Transaction and within 10 Business Days after the giving of the Financing Notice, Goldman, Sachs & Co. or its Affiliates shall have the right to purchase equity securities of the Company of the same type as those sold in the Equity Financing Transaction and on the same terms in an amount up to 33% of the number of such securities sold in the Equity Financing Transaction.

(e) Following the giving of a Participation Notice, the Company shall promptly provide to Goldman, Sachs & Co. or its applicable Affiliate any and all information and documents reasonably requested by Goldman, Sachs & Co. or such Affiliate in connection with its participation in such Equity Financing Transaction and its due diligence review of the Company in connection therewith.

(f) Notwithstanding the giving by Goldman, Sachs & Co. or any of its Affiliates of a Participation Notice, the obligation of Goldman, Sachs & Co. or any such Affiliate to participate in any Equity Financing Transaction shall be subject to the satisfactory completion of due diligence by Goldman, Sachs & Co. or such Affiliate and to the execution and delivery of final documentation with respect to such Equity Financing Transaction in such forms and containing such terms as are satisfactory to Goldman, Sachs & Co. or such Affiliate in its sole discretion; provided, however, that if the Company complies with its obligations under paragraph (e) above, Goldman, Sachs & Co. or such Affiliate shall complete its due diligence no later than the fortieth Business Day after the giving of the Financing Notice. The Company shall not be prohibited from proceeding with the completion of an Equity Financing Transaction (provided that the Financing Notice has been or will be given in accordance with paragraph (b) or (d) above) if Goldman, Sachs & Co. or such Affiliate has not completed its due diligence at the time the Company proposes to complete such Equity Financing Transaction, but Goldman, Sachs & Co., subject to the forty-day period referred to above, shall thereafter be entitled to participate in such Equity Financing Transaction in accordance with the last sentence of paragraph (d) above.

(g) Any failure of Goldman, Sachs & Co. or its Affiliates to give a Participation Notice with respect to or otherwise participate in any Equity Financing Transaction shall not affect the right of Goldman, Sachs & Co. and its Affiliates to participate in any other Equity Financing Transaction in accordance with this Section 14. Nothing in this Section 14 shall be deemed to obligate Goldman, Sachs & Co. or any of its Affiliates to provide or arrange any financing for or purchase any securities of the Company or to participate in any Equity Financing Transaction

(h) Notwithstanding anything herein to the contrary, the rights of Goldman, Sachs & Co. and its Affiliates under this Section 14 shall not be transferable to any Person, including any transferee of all or a portion of this Warrant. In the event that this Warrant is exercised in full or transferred in its entirety by Goldman, Sachs & Co. prior to the expiration of the rights set forth in this Section 14, the Company and Goldman, Sachs & Co. shall enter into a separate agreement setting forth the rights and obligations specified in this Section 14.

15. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

16. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

17. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) three business days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the address of the Company set forth below (or at such other place as the Company shall notify the Holder hereof in writing) and notices to the Holder shall be sent to the address of the Holder set forth below (or at such other place as the Holder shall notify the Company hereof in writing):

To the Company:	TEKOIL & GAS CORPORATION 5036 Dr. Phillips Blvd. Suite 232 Orlando, FL 32819 Telephone: (407) 996-8506 Telecopy: (407) 996-8507 Attn: Mr. Mark Western

To the Holder as provided on the signature page of this Warrant.

18. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

19. Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without regard to the choice or conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be duly executed as of the date first set forth above.

COMPANY

TEKOIL & GAS CORPORATION

By:	/s/ Mark Western
Mark Western
CEO and Chairman of the Board of Directors

Signature Page to Warrant

HOLDER

GOLDMAN, SACHS & CO.

By:	/s/ Milton R. Millman
Name:	Milton R. Millman III
Title:	Authorized Signatory

Holder’s address for its principal place of business is as follows:

c/o Goldman Sachs E & P Capital 1000 Louisiana St., Suite 550 Houston, TX 77002 Attention: John Howie

Holder’s address for notice purposes (if different than above):

Signature Page to Warrant

EXHIBIT A

NOTICE OF EXERCISE

To: TEKOIL & GAS CORPORATION

The undersigned hereby elects to purchase __________ shares of Common Stock (as defined in the attached Warrant) of TEKOIL & GAS CORPORATION, pursuant to the terms of the attached Warrant.

Check the appropriate box for the applicable payment method:

______ Cash Exercise: The aggregate Exercise Price is enclosed.
______ Net Issue Exercise. In lieu of cash payment of the aggregate Exercise Price, the attached Warrant is being exercised in accordance with Section 4(b) thereof.

The Holder represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Warrant and the business of the Company, and to obtain additional information to such Holder’s satisfaction. The Holder further represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act, as presently in effect. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a present view to distribution of such shares or any part thereof in violation of the Securities Act.

Date: ________________________	WARRANTHOLDER:

By:
Name: Address:

Name in which shares should be registered: _____________________

EXHIBIT B

ASSIGNMENT FORM

TO: TEKOIL & GAS CORPORATION

The undersigned hereby assigns and transfers unto _____________________________ of ______________________________________________ (Please typewrite or print in block letters) the right to purchase ____________ shares of Common Stock (as defined in the Warrant) of TEKOIL & GAS CORPORATION subject to the Warrant, dated as of _____________________________, by and between TEKOIL & GAS CORPORATION and the undersigned (the “Warrant”).

This assignment complies with the provisions of Section 11 of the Warrant and is accompanied by funds sufficient to pay all applicable transfer taxes.

In addition, the undersigned and/or its assignee will provide such evidence as is reasonably requested by TEKOIL & GAS CORPORATION, to evidence compliance with applicable securities laws as contemplated by Sections 11 and 12 of the Warrant.

Date: ________________________	By:

(Print Name of Signatory)

(Title of Signatory)

Schedule I

Options, Convertible Securities and Other Rights

The Series A Convertible Preferred Stock of the Company.